UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2024, Jason Doornik, Chief Accounting Officer of VAALCO Energy, Inc. (the “Company”), was notified by the Company that he would be terminated from that position.  Mr. Doornik will leave his employment with the Company on May 15, 2024, and will provide transitional support as an employee of the Company until that date.

On April 10, 2024, the Company appointed Lynn Willis (“Ms. Willis”), as the Interim Chief Accounting Officer and Controller of the Company, effective immediately. Ms. Willis, age 59, joined the Company as Corporate Controller in October 2023.

She has over 30 years of diversified accounting and finance experience in the oil and gas industry, including with international companies and emerging companies, as well as public accounting experience. Prior to joining the Company, Ms. Willis served as an independent consultant from April 2020 to October 2023 providing accounting and financial reporting assistance to a variety of energy companies. From 2003 to 2020, Ms. Willis held numerous roles with Aspire Holdings, LLC (formerly Endeavour International Corporation), including Vice President and Controller from 2014 to 2020, Controller from 2013 to 2014, and other finance and accounting roles from 2003 to 2013. Prior to joining Aspire Holdings, LLC, Ms. Willis served in various accounting, finance and budgeting roles at Devon Energy, Inc. (formerly Ocean Energy, Inc.) from 1994 to 2003. From 1993 to 1994, Ms. Willis served as a Financial Analyst for American Oil and Gas Corporation. Ms. Willis began her career in public accounting with Arthur Andersen & Co., an international audit and business strategy consulting firm, where she rose to the title of Audit Senior. Ms. Willis is a Certified Public Accountant in the State of Texas. Ms. Willis attended Rice University where she received a Bachelor’s degree in Economics and Management Studies and a Master’s degree of Accounting.

As of the date hereof, no additional compensation has been approved for Ms. Willis in connection with her appointment to the role of Interim Chief Accounting Officer and Controller.  Ms. Willis does not have an employment agreement with the Company.

There is no family relationship between Ms. Willis and any director or executive officer of the Company.  There is no arrangement or understanding between Ms. Willis and any other persons in connection with Ms. Willis’ appointment to Interim Chief Accounting Officer and Controller. Other than as described below, there are no transactions with the Company that are reportable under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended as a result of Ms. Willis’ appointment.

In 2023, prior to the beginning of her employment with the Company in October 2023, Ms. Willis provided various accounting related consultancy services to the Company and received approximately $136,625 in compensation for such services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: April 12, 2024
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Interim Chief Accounting Officer and Controller